STATE OF SOUTH CAROLINA

AMENDMENT TO LEASE

COUNTY OF CHARLESTON

THIS AMENDMENT TO LEASE ("Amendment") is made and entered into effective this 31st day of January, 2022 by and between **Grier Meeting Street Properties, LLC**, a North Carolina limited liability company, ("Landlord") and **The Bank of South Carolina** ("Tenant").

WHEREAS, Landlord's predecessor and Tenant entered into a Lease Agreement (the "Lease") dated June 30, 1995 for the premises located at 256 Meeting Street, located at the corner of Wentworth and Meeting Streets in Charleston, South Carolina, as further described in the Lease (the "Premises"). The original term of the Lease ran on February 28, 2007. Landlord and Tenant, by Lease Extension Agreement dated March 1, 2007, extended the term of the Lease through February 28, 2017 and by Lease Extension Agreement dated March 3, 2017, extended the term of the Lease through February 28, 2037.

WHEREAS, Landlord and Tenant have agreed to make certain amendments to the Lease and wish to evidence those amendments by the execution of this Amendment;

NOW THEREFORE, for and in consideration of the mutual benefits to Landlord and Tenant described in the Lease, Landlord and Tenant agree as follows:

1. Paragraph 16 of the Lease is deleted and replaced by following:

16. Insurance Required. Tenant shall keep in force at its expense as long as the Lease Agreement remains in effect and during such other times as Tenant occupies the Premises or any part thereof (a) public liability insurance with respect to the Premises in companies and in form and substance acceptable to Landlord with limits of at least One Million Dollars for general liability and Five Million Dollars for umbrella liability with respect to combined single limits of bodily injury and property damage per occurrence, and (b) fire and extended coverage insurance on Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant. As respects the public liability insurance, Tenant shall name Grier Meeting Street Properties, LLC as an additional insured on all liability insurance policies, to include Commercial General Liability, Automobile Liability, and Umbrella/Excess Liability. The policies shall be endorsed to provide that coverage is primary to Grier Meeting Street Properties, LLC and Grier Meeting Street Properties, LLC will not be called upon to contribute with the Tenant's policies. Tenant shall further deposit all policy or policies of such insurance or certificates thereof with Landlord. If the nature of Tenant's operation is such as to place any or all employees under the coverage of local workers' compensation or similar statutes, Tenant shall also keep in force, at its expense, so long as this Lease Agreement remains in effect and during such other times as Tenant occupies the Premises or any part thereof, workers' compensation or similar insurance affording statutory coverage and containing statutory limits. To the extent allowed by applicable law, all of Tenant's policies, other than Workman's Compensation Insurance, shall provide a waiver of subrogation in favor of Grier Meeting Street Properties, LLC. If Tenant shall not comply with its covenants made in this Section, Landlord may cause

insurance as aforesaid to be issued, and in such event Tenant agrees to pay, as additional rent, the premiums for such insurance upon Landlord's demand.

Tenant shall be responsible for insuring the Building against fire, wind storm, and extended coverage and shall cause each insurance policy carried by it insuring the Premises and the Building against loss by fire or any of the casualties covered by standard extended coverage to be written in such a manner so as to provide that the insurer waives all rights of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy. During the term of this Lease, coverage shall be no less than the replacement cost value. Tenant shall cause each insurance policy carried by it to be written in such a manner so as to provide that the insurer waives all rights of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy. Neither party hereto shall be liable to the other for any loss or damage caused by fire or any of the casualties covered by standard extended coverage, to the extent such loss or damage is covered by the insurance policies maintained by either party. If any additional charge or increase in premium is made by the insurer because of waiver of subrogation, the party in whose favor the waiver is obtained shall pay such addition charge or additional increase in premium. Each policy carried by the Landlord or Tenant hereunder (other than the Tenant's policy insuring its personal property) shall name both the Landlord and the Tenant as insured parties, as their respective interests may appear.

It is the intent that Tenant shall be responsible for deductibles under the property and casualty insurance policies required by this Lease Agreement.

2. Except as modified by this Amendment, all of the terms and conditions of the Lease shall remain in full force and effect. If there is any conflict between this Amendment and the Lease, this Amendment shall control. Except where the context otherwise requires, all references in this Amendment to the Lease shall be deemed to include the provisions of this Amendment. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, heirs and assigns, if any. This Amendment may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.

3. Either party shall have the right to record this Amendment in the RMC Office for Charleston County.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on as of the date first above written.

WITNESSES:

Michael S. [signature]

Brittany L. Franklin

GRIER MEETING STREET PROPERTIES, LLC

By: [signature]
Joseph W. Grier, III, Manager

THE BANK OF SOUTH CAROLINA

Martha C. [signature]

Nicole McCarson

[signature]
Name: Eugene H Walpole, IV
Title: Executive Vice President & CFO

Name:
Title:

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, the undersigned Notary Public ~~of~~ for the County of Mecklenburg and State aforesaid, certify that Joseph W. Grier, III personally came before me this day and acknowledged that he is a Manager of Grier Meeting Street Properties, LLC, a North Carolina limited liability company, and that by authority duly given and as the act of such entity, he signed the foregoing instrument in its name on its behalf as its act and deed. Witness my hand and Notarial stamp or seal, this 5th day of January, 2022.

(SEAL) BRITTANY L. FRANKLIN NOTARY PUBLIC CABARRUS COUNTY, NC MY COMMISSION EXPIRES 06/08/2024

Brittany L. Franklin
Notary Public for North Carolina
My Commission Expires: 06/08/2024

STATE OF SOUTH CAROLINA

COUNTY OF CHARLESTON

I, the undersigned Notary Public of the County of Charleston and State aforesaid, certify that Eugene H Walpole, IV personally came before me this day and acknowledged that (s)he is EVP/CFO (title) of BANK OF SOUTH CAROLINA

CORPORATION, that the seal affixed to the foregoing instrument in writing is the seal of said Bank, and that the said writing was signed and sealed by him/her on behalf of said Bank, by its authority duly given. And the said EVP/CFO acknowledged the said writing to be the act and deed of said Bank. Witness my hand and Notarial stamp or seal, this 31 day of January, 2022

(SEAL)

Notary Public for South Carolina
My Commission Expires: 11/3/2027.